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                                                                     Exhibit 5.1

[MANATT PHELPS PHILLIPS LETTERHEAD]

October __, 1997

Greater Bay Bancorp
2860 West Bayshore Road
Palo Alto, California  94303

          RE: GREATER BAY BANCORP

Ladies and Gentlemen:

          As special counsel for Greater Bay Bancorp, a California corporation ("GBB"), in connection with GBB's Registration Statement on Form S-4, No. 333-_____ ("Registration Statement"), registering a maximum of 1,000,000 shares of GBB's common stock, no par value ("GBB Stock"), to be issued in connection with GBB's acquisition of Peninsula Bank of Commerce, a California state chartered bank ("PBC"), through merger of GBB Acquisition Corp., a California corporation and wholly-owned subsidiary of GBB, into PBC (the "Merger"), we have been requested to render this opinion.

          We have examined and reviewed only such questions of law as we have deemed necessary or appropriate for the purpose of rendering the opinion set forth herein.

          For the purpose of rendering the opinion set forth herein, we have been furnished with and examined only the following documents:

          1. The Articles of Incorporation of GBB, as amended and presently in effect;

          2.   The Bylaws of GBB, as amended and presently in effect;

          3.   The Registration Statement;

          4. Records of the meetings of the Board of Directors of GBB pertaining to the Merger; and

          5. Such other agreements, instruments, documents and records as we have deemed to be necessary in connection with furnishing the opinion expressed below.
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[MANATT, PHELPS & PHILLIPS, LLP LETTERHEAD]

Peninsula Bank of Commerce
October __, 1997
Page 2

          With respect to all of the foregoing documents, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of GBB such advice as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such advice.

          Based on the foregoing, we are of the opinion that the shares of GBB Stock to be issued in the Merger, when issued and delivered in the manner and on the terms described in the Registration Statement (after and while the Registration Statement is declared effective), will be duly authorized, validly issued, fully paid and nonassessable.

          Our opinion expressed herein is limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. We hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinion with respect to any matter set forth in this letter.

          This opinion is limited to the current laws of the State of California and the United States of America, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of California or the United States of America be changed by legislative action, judicial decision or otherwise.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.

                                               Very truly yours,